UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 16, 2005
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 21, 2005, Global Industries, Ltd. (the “Company”) announced that effective December 1, 2005, Peter Atkinson, the Company’s President would take on the additional role and title of Chief Financial Officer and that the Company’s current Chief Financial Officer, Tim Miciotto, who had previously announced his intention to retire at the end of the year, has agreed to remain with the Company during 2006 as Senior Vice President and Financial Advisor to the President. A copy of the Company’s press release announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In connection with Mr. Atkinson’s assumption of additional responsibilities, the Company agreed to increase Mr. Atkinson’s base salary to $375,000 per year and Mr. Atkinson and the Company entered into a letter agreement dated November 16, 2005, pursuant to which the Company agreed to provide Mr. Atkinson with certain benefits, including payment of severance equal to one year’s base salary, automobile allowance and incentive compensation as well as payment of 50% of COBRA health insurance premiums for 18 months, in the event is employment with the Company is terminated by the Company without “cause” (as defined in the Agreement) or by Mr. Atkinson for “good reason” (as defined in the Agreement). A copy of Mr. Atkinson’s letter agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of Mr. Atkinson’s letter agreement is qualified in its entirety by reference to Exhibit 10.1.
     Mr. Atkinson has also been granted under the Company’s Equity Incentive Plan stock options, restricted stock and performance vesting stock of 47,600, 29,400 and 16,000, respectively. The stock options have an exercise price equal to the market price of the Company’s common stock on the date of grant. One-third of the stock options vest on each anniversary of the grant and the forfeiture restrictions on the restricted stock lapse on the third anniversary of the date of grant. The forfeiture restrictions on all or a portion of the performance vesting stock will lapse based on the Company’s performance level using two criteria during a three year performance period which begins on January 1, 2006 and ends on December 31, 2008. The performance criteria under these awards are (1) the Company’s average return on capital (as defined in the award) during the performance period and (2) the Company’s total shareholder return (as defined in the award) during the performance period relative to the companies that make up the Oil Service Index during the same period. With respect to each performance criteria, if the threshold, target or maximum levels of performance for such criteria are met specified percentages of the performance vesting stock will become vested. The forfeiture restrictions on the performance vesting stock may lapse as to some or all of the shares as of an earlier date upon a change in control of the Company (as defined in the Equity Incentive Plan).
     In connection with his decision to remain with the Company, the Company agreed to increase his base salary to $210,000 per year and amended Mr. Miciotto’s retirement agreement with the Company dated November 15, 2005 to provide that (i) the Company would pay Mr. Miciotto his current base salary through the end of 2006, and (ii) subject to Mr. Miciotto’s continued employment through the end of 2005, the Company would make the previously agreed upon severance payment of $101,610 to Mr. Miciotto in the first quarter of 2006 despite his continued employment with the Company. The other provisions of Mr. Miciotto’s June 2005 agreement with the Company remain in effect. Amendment No. 1 to Mr. Miciotto’s Agreement with the Company is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of Mr. Miciotto’s Agreement is qualified in its entirety by reference to Exhibit 10.2.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between the Company and Peter Atkinson dated November 16, 2005

10.2	Amendment No. 1 to Agreement between the Company and Tim Miciotto dated November 15, 2005, amending Agreement between the Company and Tim Miciotto dated June 9, 2005

99.1	Press Release issued November 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: November 22, 2005	By:	/s/ Russ Robicheaux
		Name:	Russ Robicheaux
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between the Company and Peter Atkinson dated November 16, 2005

10.2	Amendment No. 1 to Agreement between the Company and Tim Miciotto dated November 15, 2005, amending Agreement between the Company and Tim Miciotto dated June 9, 2005

99.1	Press Release issued November 21, 2005